UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) October 1, 2002


                                   AGWAY INC.
                                   ---------
             (Exact name of registrant as specified in its charter)


Delaware                               2-22791                        15-0277720
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(State or other jurisdiction         (Commission                   (IRS Employer
of incorporation)                    File Number)            Identification No.)


333 Butternut Drive, DeWitt, New York                                      13214
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(Address of principal executive offices)                              (Zip Code)



        Registrant's telephone number, including area code (315) 449-6436


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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

On October 1, 2002, Agway Inc. and certain of its wholly owned subsidiaries (collectively, the "Debtors") filed voluntary petitions to reorganize under Chapter 11 of the United States Bankruptcy Code (the "Cases") in the United States Bankruptcy Court for the Northern District of New York in Utica, New York (the "Bankruptcy Court").

The Cases have been assigned to Judge Stephen D. Gerling and designated as case numbers 02-65872 through 02-65877. The Cases have been consolidated for procedural purposes only and are being administered jointly pursuant to an order of the Bankruptcy Court entered on October 1, 2002. The subsidiaries that filed petitions for reorganization under the Bankruptcy Code were Feed Commodities International LLC, Country Best-DeBerry LLC, Country Best Adams, LLC, Brubaker Agronomic Consulting Service LLC, and Agway General Agency, Inc. Each of the Debtors continues to operate its business and manage its property as a Debtor-in-Possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. The Bankruptcy Court entered orders on October 1, 2002 granting various initial requests of Agway, including payment of employee wages and salaries on schedule, continuation of Feed and Agronomy customer pre-pay product programs, and interim access to cash funding. Also, on October 1, 2002, the Bankruptcy Court entered an order authorizing the Company to pay vendors in the ordinary course for all goods and services received on or after October 1, 2002. See the press releases dated September 30, 2002 and October 2, 2002 filed herewith as Exhibits to this Form 8-K which are incorporated herein by reference.

Four wholly owned Agway Inc. subsidiaries are not  included  in  the  Chapter 11
                                              ---
filings: Agway Energy Products LLC, Agway Energy Services, Inc., Agway Energy Services-PA, Inc. and Telmark LLC. In addition, Telmark debenture holders are not subject to the Chapter 11 filings. Agway dealer stores are also not included
                                                                    ---
in the filings, because they are independently owned and are not affiliated with
                                                             ---
Agway Inc. in any way.

ITEM 5.   OTHER EVENTS AND REGULATION FD DISCLOSURE

On September 30, 2002, with the filing of its annual report on Form 10-K, Agway Inc. announced that a group of lenders led by GE Commercial Finance had agreed to the terms of a $125 million Debtor-in-Possession financing facility (the "DIP Facility") to fund Agway's ongoing operating needs during the Chapter 11 cases. On October 4, 2002, the Bankruptcy Court approved the DIP Facility on an interim basis. Under the order, the Debtors may obtain $80 million of the amount available under the DIP Facility prior to the final hearing to consider the approval of the facility, which is scheduled for Tuesday, October 22, 2002. Upon obtaining final approval from the Bankruptcy Court, the DIP Facility will replace Agway's existing Senior Debt and the Credit Agreement described in the Form 10-K. See Item 7, Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources. The press release dated October 4, 2002 and the Debtor-in-Possession financing facility and related agreements are filed herewith as Exhibits and are incorporated herein by reference.


CAUTIONARY STATEMENT FOR PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Agway is including the following cautionary statement in this Form 8-K to make applicable and take advantage of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995 for any forward-looking statement made by, or on behalf of, Agway. Where any such forward-looking statement includes a statement of the assumptions or basis underlying such forward-looking statement, Agway cautions that, while it believes such assumptions or basis to be reasonable and makes them in good faith, assumed facts or basis almost always vary from actual results, and the differences between assumed facts or basis and actual results can be material, depending upon the circumstances. Certain factors that could cause actual results to differ materially from those projected have been discussed herein and include the factors set forth below. Other factors that could cause actual results to differ materially include uncertainties of economic, competitive and market decisions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of Agway. Where, in any forward-looking statement, Agway, or its management, expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement of expectation or belief will result or be achieved or accomplished. The words "believe," "expect," "intend" and "anticipate" and similar expressions identify forward-looking statements.

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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)      Exhibits.

The following exhibits are filed as part of this report.

No.
--

99.1     Press release dated September 30, 2002
99.2     Press release dated October 2, 2002
99.3     Press release dated October 4, 2002
99.4 Senior Secured Super-Priority DIP Credit Agreement with Lenders dated as of October 4, 2002
99.5     Security Agreement dated as of October 4, 2002 with Lenders
99.6     Pledge Agreement dated October 4, 2002 with Lenders
99.7 Intellectual Property Security Agreement dated as of October 4, 2002 with Lenders













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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         AGWAY INC.
                                         (Registrant)



Date   October 11, 2002                  By         /s/ PETER J. O'NEILL
      ------------------                    ------------------------------------
                                                     Peter J. O'Neill
                                                  Senior Vice President
                                                    Finance & Control
                                             (Principal Financial Officer and
                                                 Chief Accounting Officer)












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